Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of December 16, 2022, by and among BitNile Holdings, Inc., a Delaware corporation (and, unless the context requires otherwise, collectively with the “Subsidiaries” referred to below, the “Company”), and each investor identified on the signature page hereto (each, including its successors and assigns, the “Investor”).

BACKGROUND

A.	The board of directors (the “Board of Directors”) of the Company has authorized the issuance to Investor of the Note (as defined below).

B.	The Investor desires to purchase the Note (as defined below) on the terms and conditions set forth in this Agreement.

C.	Concurrently with the execution of this Agreement, the Company, certain of its Subsidiaries and Affiliates and the Investor will enter into certain security agreements and guarantees, as listed in Exhibit A (the “Security Documents”), pursuant to which certain Subsidiaries and Affiliates will guarantee all of the Company’s obligations under the Transaction Documents and the Company and certain of its Subsidiaries will grant a first priority security interest in certain assets to secure the Company’s obligations hereunder and the Subsidiaries’ obligations under any such guarantee.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition” means the acquisition by the Company or any direct or indirect Subsidiary of the Company of a majority of the Equity Interests or substantially all of the assets and business of any Person, whether by direct purchase of Equity Interests, asset purchase, merger, consolidation or like combination.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Capital Stock” means the Common Stock and any other classes of shares in the capital of the Company.

“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)	a change in the composition of the Board of Directors of the Company at a single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting, without the prior written consent of a majority in interest of the Investors;

(b)	a change, without the prior written consent of a majority in interest of the Investors, in the composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement;

(c)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company; or

(d)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Collateral Agent” means Esousa Group Holdings, LLC as detailed in that certain Security Agreement, executed and delivered on the date hereof and in connection with the Agreement, by and between the Company and Esousa Group Holdings, LLC.

“Class B Common Stock” means the Class B Common Stock in the capital of the Company, each of which has $0.001 par value per share.

“Common Stock” means the Class A Common Stock in the capital of the Company, each of which has $0.001 par value per share.

“Company” has the meaning set forth in the preamble.

2

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include equity-linked securities including, but not limited to, warrants or options to purchase capital stock, membership interests or other equity interests.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Exempted Securities” means (a) Common Stock or preferred shares or rights, warrants or options to purchase Common Stock or preferred shares issued in connection with any Acquisition where the Company does not receive cash proceeds therefrom, (b) equity securities issued by reason of a dividend, stock split, split-up or other distribution on Common Stock, (c) Common Stock or rights, warrants or options to purchase Common Stock issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), (d) Common Stock or rights, warrants or options to purchase Common Stock issued to third parties in connection with strategic partnerships approved by the Board of Directors, (e) Common Stock actually issued upon the exercise of options or warrants or Common Stock actually issued upon the conversion or exchange of any securities convertible into Common Stock, in each case provided that such issuance is pursuant to the terms of the applicable option, warrant or convertible security, or (f) Common Stock issued upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof where the Company does not receive cash proceeds therefrom.

“Funding Amount” means an amount equal to Thirteen Million Five Hundred Thousand Dollars ($13,500,000), consisting of a cash payment of Twelve Million Dollars ($12,000,000) and a non-reimbursable expense allocation of One Million Five Hundred Thousand Dollars ($1,500,000).

“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, department, body, bureau, division, board, committee, panel, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof, whether domestic or foreign, or any supranational or multinational organization or authority, or any quasi-governmental, private body or arbitral body exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi-governmental authority.

“HSR Act” has the meaning set forth in Section 5.15.

“Indebtedness” shall mean (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $100,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company or any Private Subsidiary, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $100,000 in the aggregate in any fiscal year; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

3

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.11(a).

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal, and state securities laws.

“Losses” has the meaning set forth in Section 5.11(a).

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Note; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic or financial or capital markets or political conditions in the United States or in any other jurisdiction in which the Company has operations or conducts business to the extent, and only to the extent, the effects do not disproportionately affect the Company as compared to other participants in the industries in which the Company operates; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“Note” has the meaning set forth in Section 2.1.

4

“Obligor” means the Company and each of its Subsidiaries that are a signatory to any Transaction Document.

“OFAC” has the meaning set forth in Section 3.23.

“Permitted Indebtedness” shall have the meaning set forth in Section 5.7.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” has the meaning set forth in Section 2.1.

“Principal Market” means the NYSE American, LLC.

“Private Subsidiary” means any Subsidiary of the Company other than a Public Subsidiary, as disclosed on Schedule 3.4.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company acquires any new assets other than in the ordinary course of business or (ii) acquires any businesses, in both cases other than the contemplated acquisition of the assets from Circle 8 Crane Services.

“Public Record” has the meaning set forth in Section 3.5(a).

“Public Subsidiary” means any Subsidiary of the Company that has a class of securities registered under Section 12 or 15 of the 1934 Act, or any Subsidiary of such entity, each as disclosed on Schedule 3.4.

“Register,” “Registered” and “Registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act, including amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the United States Securities and Exchange Commission.

“Security Documents” has the meaning set forth in the recitals.

“Securities Termination Event” means either of the following has occurred:

(a)       trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

5

(b)	a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Security Agreement” means that certain security agreement, executed and delivered on the date hereof and in connection with the Agreement, by and between the Company, Esousa Group Holdings, LLC and the other parties named therein.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Tax” or “Taxes” means all federal United States and state, municipal, foreign and other taxes (including, without limitation, income taxes, sales taxes, excise taxes, value added taxes, capital taxes, property taxes, withholding taxes, payroll taxes and contributions, and production, severance and similar taxes and assessments) and includes all penalties, interest and fines with respect thereto and all liabilities for the payment of such amounts as a transferee or successor or under any obligation to indemnify another Person.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Note, the Security Documents, and any other documents or agreements executed or delivered by any Obligor in connection with the transactions contemplated hereunder.

2.	PURCHASE AND SALE OF THE NOTE.

2.1       Purchase and Sale of the Note. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, an original issuance discount senior secured promissory notes in the form attached hereto as Exhibit B (the “Note”), in the aggregate principal amount of Fourteen Million Seven Hundred Thousand Dollars ($14,700,000), subject to adjustment as set forth in the Note (the “Principal Amount”) in exchange for the Funding Amount.

2.2       Closing. The closing hereunder, including payment for and delivery of the Note, shall take place remotely via the exchange of documents and signatures, no later than ten (10) Business Days following the execution and delivery of this Agreement, subject to satisfaction or waiver of the conditions set forth in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (the “Closing,” and the date of the Closing being the “Closing Date”). On the Closing Date, (i) the Investor shall pay the Funding Amount to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall issue to the Investor a Note in the Principal Amount, duly executed on behalf of the Company and registered in the name of the Investor or its designee.

6

2.3       Repayment of the Note and Prepayment Right. As set forth in this Agreement and in the Note, the Company shall make certain payments to the Investor as detailed therein. Further, as set forth in the Note, in its sole discretion and upon giving the prior written notice set forth in the Note, the Company will have the right to pre-pay the entire then-outstanding principal amount of the Note at any time with no penalty or premium of any kind.

2.4       Senior Obligation. As an inducement for the Investors to enter into this Agreement and to purchase the Notes, all obligations of the Obligors pursuant to the Transaction Documents shall be secured by a security interest in and lien upon certain assets of the Obligors as set forth in the Security Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor and covenants with the Investor that, except as is set forth in the Disclosure Letter being delivered to the Investor as of the date hereof and as of the Closing Date, the following representations and warranties are true and correct in all material respects:

3.1       Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2       Authorization; Enforcement; Compliance with Other Instruments. The Company and each of its Subsidiaries (as applicable) has the requisite corporate or limited liability company power, as the case may be, and authority to execute the Transaction Documents to which it is a party, to issue and sell the Note hereto (in the case of the Company), and to perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of the Transaction Documents by the Company and its Subsidiaries (as applicable) and the issuance and sale of the Note by the Company pursuant hereto, have been duly and validly authorized by the Company’s Executive Committee of its Board of Directors and any similar governing body of a Subsidiary and no further consent or authorization is required by the Company, its Subsidiaries, their respective Boards of Directors or other governing bodies, the Company’s stockholders or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Company and its Subsidiaries party thereto and constitute valid and binding obligations of the Company and its Subsidiaries (as applicable), enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

7

3.3       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries (as applicable) and the issuance and sale of the Note by the Company hereunder will not (a) conflict with or result in a violation of the Company’s or its Subsidiaries’ notice of articles, articles or any other constating documents, (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any agreement to which the Company or any of the Subsidiaries is a party, or require the Company or any Subsidiary to grant a lien or encumbrance on any of its property or assets under the terms of any other agreement to which it is a party, or (c) subject to the making of the filings referred to in Section 5, violate in any material respect any Law or any rule or regulation of the Principal Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Principal Market) in connection with the issuance of the Note and the other transactions contemplated by this Agreement and (ii) the issuance of the Note will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

3.4       Capitalization and Subsidiaries.

(a)       The authorized Capital Stock of the Company consists of Five Hundred Million shares of Class A Common Stock, Twenty-Five Million shares of Class B Common Stock and Twenty-Five Million shares of Preferred Stock. As of the close of business on December 15, 2022, 365,525,189 shares of Common Stock, no shares of Class B Common Stock and 300,130 shares of Preferred Stock were issued and outstanding. As of December 15, 2022, (x) an aggregate of 5,810,844 shares of Common Stock are issuable upon exercise of options granted under a stock option plan, of which 2,538,790 are fully vested and exercisable; (y) an aggregate of 27,560,0021 Common Stock are issuable upon exercise of outstanding warrants granted by the Company, with exercise prices ranging from $0.45 to $2,000 per share and (Z) an aggregate of 1,505,000 restricted stock grants are outstanding. No shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company’s certificate of incorporation and bylaws, each as amended, on file on the SEC’s EDGAR website are true and correct copies of the Company’s constating documents as in effect as of the date hereof. The Company is not in violation of any provision of its certificate of incorporation or bylaws.

(b)       Schedule 3.4(b) lists each direct and indirect Subsidiary of the Company existing on the date hereof and indicates for each Private Subsidiary (i) the authorized capital stock or other Equity Interests of such Private Subsidiary as of the date hereof, (ii) the number and kind of shares or other ownership interests of such Private Subsidiary that are issued and outstanding as of the date hereof, and (iii) the owner of such shares or other ownership interests. Other than as set forth on Schedule 3.4(b), no Private Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Private Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

8

(c)       Neither the Company nor any Private Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act other than _______________. There are no outstanding securities of the Company or any of the Private Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Private Subsidiary is or may become bound to redeem or purchase any security of the Company or any Private Subsidiary.

There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note. Neither the Company nor any Private Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d)       The issuance and sale of the Note on the Closing Date will not obligate the Company to issue shares of Common Stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

3.5       Public Record; Financial Statements.

(a)       As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Public Record”). As of their respective filing dates, all documents filed by the Company in the Public Record complied in all material respects with the requirements of the 1934 Act, as applicable, and the rules and regulations thereunder, and none of the documents in the Public Record, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       As of their respective dates, the financial statements of the Company included in the Public Record complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the 1934 Act with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and audited by a firm that is an independent registered public accounting firm subject to the public company accounting oversight board consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor in connection with the Investor’s purchase of the Note which is not included in the Public Record contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

9

(c)       Except as set forth on Schedule 3.5(c), the Company and each of the Private Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6       Litigation and Regulatory Proceedings. Other than as set forth on Schedule 3.6, there are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of the Private Subsidiaries, threatened against or affecting the Company or any of the Private Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company’s Capital Stock, or any of the Company’s or the Private Subsidiaries’ officers or directors in their capacities as such and, to the knowledge of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7       No Undisclosed Events, Liabilities or Developments. Other than as set forth on Schedule 3.7 hereto, no event, development or circumstance has occurred or exists, or to the knowledge of the Company, is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws on a Registration Statement relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.8       Compliance with Law. The Company and each of the Private Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. Except as disclosed in the Public Record, the Company is not aware of any facts which could reasonably be anticipated to lead to a delisting of the Common Stock by the Trading Market in the future.

3.9       Employee Relations. Neither the Company nor any Private Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Private Subsidiary is a party to any collective bargaining agreement. No executive officer has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

10

3.10       Intellectual Property Rights. The Company and each Private Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Private Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Private Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Private Subsidiary alleging that the Company or any Private Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Private Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11       Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Private Subsidiaries (a) are in compliance in all material respects with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.

3.12       Title to Assets. The Company and the Private Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except those disclosed in the Public Record or set forth on Schedule 3.12. Any real property and facilities held under lease by the Company or any Private Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Private Subsidiaries.

3.13       Insurance. The Company and each of the Private Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Private Subsidiaries are engaged. Neither the Company nor any of the Private Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14       Regulatory Permits. The Company and the Private Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Private Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

11

3.15       No Materially Adverse Contracts, Etc. Neither the Company nor any of the Private Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company has or would reasonably be anticipated to have a Material Adverse Effect.

3.16       Taxes. The Company and the Private Subsidiaries each has correctly prepared and duly and timely made or filed, or caused to be made or filed, all United States federal, and applicable state, local and non-U.S. Tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all Taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim. Each of the Company and the Private Subsidiaries has collected, withheld and remitted all Taxes due and payable to the property taxing or other governmental authority. There are no audits, assessments, reassessments, suits, proceedings, investigations or claims pending against the Company or any of the Private Subsidiaries in respect of Taxes paid or payable, and there are no matters under discussion with any taxing or governmental authority of any jurisdiction involving the Company or any Private Subsidiary with, or the subject of any agreement with, any taxing or governmental authority relating to claims for additional Taxes. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any Tax owing by the Company or any subsidiary, the filing of any tax returns by the Company or any Private Subsidiary or the payment of any Tax by the Company or any Private Subsidiary.

3.17       Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

12

3.18       Investment Company. The Company is not, and is not an Affiliate of, an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

3.19       Certain Transactions. Other than employment or consultant agreements or as disclosed in the Public Record, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand.

3.20       No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Note pursuant to this Agreement.

3.21       Acknowledgment Regarding the Investor’s Purchase of the Note. The Company’s Executive Committee of its Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Note, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company and each of its Subsidiaries (as applicable) are entering into this Agreement and the Security Documents to which they are party, and the Company is issuing and selling the Note, voluntarily and without economic duress. The Company has had the opportunity to consider whether or not to retain independent legal counsel of its own choosing to review the Transaction Documents and advise the Company with respect thereto but has determined not to retain any such independent legal counsel. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Note and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Note or any other transaction contemplated hereby.

3.22       No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Note or any of the other transactions contemplated by this Agreement.

3.23       OFAC. None of the Company nor any of the Private Subsidiaries nor, to the best knowledge of the Company, any Public Subsidiary or director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

13

3.24       No Foreign Corrupt Practices. None of the Company or any of the Private Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Private Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25       Anti-Money Laundering. The operations of each of the Company and the Private Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated.

3.26       Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.27       Share Transfer Agent. The Company represents and warrants that the transfer agent used by the Company is Computershare Trust Company, N.A., which participates in the Depository Trust Company Fast Automated Securities Transfer program. The Company shall not change its share transfer agent without the prior written consent of the majority in interest of the Investors.

14

4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

4.1         Organization and Qualification. The Investor, if an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Note pursuant to this Agreement.

4.2         Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into and to perform its obligations under the Transaction Documents to which it is a party. The execution and delivery by the Investor of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3         No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Note by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Note and the other transactions contemplated by this Agreement.

4.4        Investment Intent; Accredited Investor. The Investor is purchasing the Note for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Note and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5         Opportunity to Discuss. The Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, the Investor has relied solely on its own due diligence performed on the Company by its own representatives.

4.6         No Governmental Review. The Investor understands that no Government Entity has passed on or made any recommendation or endorsement of the Note or the fairness or suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the offering of the Note.

15

4.7         Reserved.

4.8         No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

5.	OTHER AGREEMENTS OF THE PARTIES.

5.1         Legends, etc.

(a)       The Note may only be disposed of pursuant to an effective Registration Statement, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.

(b)       Certificates evidencing the Note will contain the following legend, so long as is required by this Section 5.1(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Note, in accordance with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Note to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Note may reasonably request in connection with a pledge or transfer of the Note including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling stockholders thereunder.

16

5.2         Furnishing of Information. As long as the Investor owns the Note, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act.

5.3         Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Note in a manner that would require the registration under the 1933 Act.

5.4         Notification of Certain Events. The Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non- occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

5.5         Reserved.

5.6         Use of Proceeds. The Company will use the proceeds from the sale of the Note as provided for herein for certain acquisitions which have been disclosed to the Investor and general working capital purposes.

5.7         Repayment of Note. The Company shall make weekly payments to the Investors on a pari passu basis equal to the net proceeds, if any, generated from the sale of marketable securities by Ault Lending, LLC. The Company shall make payments to the Investors equal to eighty percent (80%) of the net proceeds generated from the sale of Capital Stock, but excluding the sale of Capital Stock from at-the-market transactions. Other than as set forth on Schedule 5.7, the Company has no outstanding Indebtedness (all such Indebtedness set forth on Schedule 5.7 is hereinafter referred to as the “Existing Debt” and is collectively referred to herein as the “Permitted Indebtedness”). The Company shall not make any voluntary cash prepayments on any Indebtedness at any time while any amounts are owing under the Note other than with respect to the Existing Debt or cash payments the Company is required to make pursuant to the express terms thereof existing on the date hereof. Neither the Company nor any Private Subsidiary shall incur any Indebtedness without the express written consent of the Investor. If the Company or any Private Subsidiary issues any Indebtedness other than the Permitted Indebtedness, after obtaining the written consent of the Investor pursuant to Section 1.9 of the Note, including any subordinated Indebtedness or convertible Indebtedness, other than Exempted Securities, then unless otherwise waived in writing by and at the discretion of the Investor, the Company will immediately utilize no less than sixty-five percent (65%) of the proceeds of such issuance (or cause such Private Subsidiary to immediately utilize the proceeds of such issuance) to repay the Note. Any such repayments of the Note as provided in this Section 5.7 shall be made to the Investors on a pro rata basis in proportion to their investment and shall be without premium or penalty to the Company.

17

5.8         Sale of Property. To the extent that the Company sells that certain real property identified on Schedule 5.8(b) (the “Designated Property”), the net proceeds from the sale of the Designated Property in excess of $10,000,000 shall be used by the Company to repay the Notes and such amount shall immediately become due and payable under the Notes.

5.9         Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions without obtaining prior written consent from the majority in interest of the Investors, until such time as the Note has been repaid in full.

5.10       Securities Laws Disclosure; Publicity. The Company shall, within one (1) Business Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and file a copy of this Agreement on EDGAR. The Company shall not issue any press release nor otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent of the Investor, except if such disclosure is required by law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

18

5.11      Indemnification of the Investor.

(a)       The Company will indemnify and hold the Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i)       any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii)       any misrepresentation made by the Company in any Transaction Document or in any Public Record document;

(iii)       any omission to state any material fact necessary in order to make the statements made in any Public Record, in light of the circumstances under which they were made, not misleading;

(iv)       any proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

(b)       In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c)       The provisions of this Section 5.11 shall survive the termination or expiration of this Agreement.

5.12       Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company does not comply with this covenant and provides the Investor with material, non-public information, the Company shall publicly disclose such information within seventy two (72) hours of providing the information to the Investor; provided, however, in the event that such material non-public information is provided to Investor pursuant to Section 7.2, the Company shall publicly disclose such information within twenty (20) Business Days of providing the information to the Investor. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.13       Reserved.

5.14       Reserved.

5.15       Antitrust Notification. If the Investor determines, in its sole judgment and upon the advice of counsel, that the issuance of the Note pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Investor of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

19

5.16      Reserved.

5.17       Change of Prime Broker, Custodian. Each Investor has informed the Company of the names of its prime broker and its share custodian. Each Investor shall notify the Company of any change in its prime broker or share custodian within three (3) Business Days of such change having taken effect.

5.18       Reserved.

5.19       Reserved.

5.20       Set-Off.

(a)       The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b)       The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.20 (including varying the date for payment of any amount payable by the Investor to the Company).

6.	CLOSING CONDITIONS.

6.1        Conditions Precedent to the Obligations of the Investor. The obligation of the Investor to fund the Note at the Closing is subject to the satisfaction or waiver by the Investor, at or before such Closing, of each of the following conditions:

(a)       Required Documentation. The Company must have delivered to the Investor copies of all resolutions duly adopted by the Company’s Executive Committee of its Board of Directors, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby;

(b)       Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement;

(c)       Reserved;

(d)       No Event(s) of Default. No Event of Default shall have occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby;

20

(e)       Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of such Closing as though made on and as of such date;

(f)       Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing;

(g)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(h)       No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or Principal Market (except for any suspensions of trading of not more than one day on which the Principal Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(i)       SEC Reporting. The Company has, during the preceding twelve (12) months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the 1934 Act, as applicable;

(j)       Reserved;

(k)       Perfection of Security Interest; Evidence of Lien Release. The Investor shall have, to the extent possible, perfected certain security interest granted in the assets and collateral of the Company and its Subsidiaries described in the Security Documents. To the extent that the Investor has not perfected the security interest granted in the assets and collateral of the Company and its Subsidiaries as described in the Security Agreement, then, at the expense of the Company, the Company and its Subsidiaries shall immediately take all steps necessary and required to perfect the Investors’ security interest in the assets and collateral of the Company and its Subsidiaries;

(l)       Post Closing Matters Agreement. The Company must have executed and delivered to the Investor the Post Closing Matters Agreement, substantially in the form set out in Exhibit C; and

(m)       Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit D.

21

6.2       Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Note at the Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made on and as of such date;

(b)       Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing; and

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.	EVENTS OF DEFAULT.

7.1       Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a)       an Event of Default under the Note;

(b)       any of the representations or warranties made by the Company, any Private Subsidiary or any of their agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company or any Subsidiary to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Closing Date;

(c)       a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including but not limited to those set forth in Section 5.7, Section 5.13, Section 6.1(k), and Section 10; or

(d)       any default or breach, in any material respect, under the Post Closing Matters Agreement.

7.2       Investor Right to Investigate an Event of Default. If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:

(a)       the Investor may notify the Company that it wishes to investigate such purported Event of Default;

(b)       the Company shall cooperate with the Investor in such investigation;

(c)       the Company shall comply with all reasonable requests made by the Investor to the Company in connection with any investigation by the Investor and shall (i) provide all information requested by the Investor in relation to the Event of Default to the Investor; provided that the Investor agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within five (5) Business Days of such request; and

22

(d)       the Company shall pay all reasonable costs incurred by the Investor in connection with any such investigation.

7.3       Remedies Upon an Event of Default.

(a)       If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in the Note.

(b)       If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within ten (10) Business Days, the Investor may declare, by notice to the Company or the applicable Subsidiary, as applicable, effective immediately, all outstanding obligations by the Company or the applicable Subsidiary, as applicable, under the Transaction Documents to be immediately due and payable in immediately available funds and the Investor shall have no obligation to consummate any Closing under this Agreement.

(c)       If any Event of Default occurs and is not remedied within ten (10) Business Days, the Investor may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Investor’s notice.

8.	TERMINATION.

8.1       Events of Termination. This Agreement:

(a)       may be terminated:

(i)       by the majority in interest of the Investors on the occurrence or existence of a Securities Termination Event or a Change of Control pursuant to subsection (c) or (d) contained in that definition;

(ii)       by the mutual written consent of the Company and the majority in interest of the Investors, at any time;

(iii)       by either party, by written notice to the other Parties, effective immediately, if the Closing has not occurred within fifteen (15) Business Days of the date of this Agreement or such later date as the Company and the majority in interest of the Investors agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur; or

(iv)       by the majority in interest of the Investors, in accordance with Section 7.3(c).

23

8.2       Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time after the Closing that the Principal Amount outstanding under the Note and any accrued but unpaid interest is reduced to zero (0), whether as a result of prepayment or repayment by the Company in accordance with the terms of this Agreement and the Note.

8.3       Effect of Termination.

(a)       Subject to Section 8.3(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b)       If the Investor terminates this Agreement under Section 8.1(a)(i):

(i)       the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Principal Amount outstanding under the Note plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii)       the Company must within five (5) Business Days of such notice being received, pay to the Investor in immediately available funds the outstanding Principal Amount for the Note plus all accrued interest thereon (if any), unless the Investor terminates this Agreement as a result of an Event of Default.

(c)       Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

9.	RESERVED.

10.	GENERAL PROVISIONS.

10.1       Fees and Expenses. The Company has paid by wire transfer to the Investor’s legal counsel, McDermott Will & Emery LLP (“Investor Counsel”), cash in the amount of Seventy-Five Thousand Dollars ($75,000) for legal services. At the Closing, the Company shall pay any reasonable expenses and disbursements incurred by Investor Counsel in connection with the preparation of the Transaction Documents, it being understood that Investor Counsel has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Following the Closing, the Company shall reimburse the Investor for all reasonable fees and disbursements of Investor Counsel in connection with any additional agreements arising pursuant to the transactions contemplated in this Agreement, including, but not limited to, intercreditor agreements relating to the Note and any agreements or documentation required with respect to the Investor’s exercise of any of its rights hereunder. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other Taxes and duties levied in connection with the sale of the Note.

24

10.2    Appointment of Collateral Agent. The Investor agrees to the appointment of Esousa Group Holdings, LLC, an Investor in the Notes, to act as Collateral Agent and further each Investor authorizes Esousa Group Holdings, LLC to act as Collateral Agent in accordance with the terms and conditions detailed in the Security Agreement, executed and delivered on the date hereof, by and between the Company and Esousa Group Holdings, LLC. The Collateral Agent shall receive a fee of $25,000, as more fully detailed in that certain Fee Letter executed and delivered in connection with this Agreement and the Security Agreement.

10.3     Consultation with Counsel. Each Investor has had the opportunity to seek independent counsel and to consult with counsel in order to review the Transaction Documents and to advise the Company with respect thereto before executing this Agreement. Each Investor is executing this Agreement without duress or coercion and without reliance on any representations, warranties or commitments other than those representations, warranties, and commitments set forth in this Agreement.

10.4     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 10.4 prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Investor at the email address, facsimile number, or address of the Investor appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Investor set forth on the Investor’s signature page attached hereto. The address for such notices and communications shall be as follows:

If to the Company:

William B. Horne
Chief Executive Officer
BitNile Holdings, Inc.
11411 Southern Highlands Parkway, Suite 240
Las Vegas, Nevada 89141
Direct:
Email:

25

With a copy (which shall not constitute notice) to:

Henry Nisser
President and General Counsel
BitNile Holdings, Inc.
100 Park Avenue, 16th Floor
Suite 1658A
New York, NY 10017
Direct:
Email:

10.5     Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

10.6     Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

10.7     Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

10.8     WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

10.9     Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Note.

10.10   Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

26

10.11   Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10.12   Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

10.13   Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any the Note, provided such transferee agrees in writing to be bound, with respect to the transferred Note, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

10.14   No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.15   Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.16    Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

10.17   Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

27

[Signature Page Follows]

28

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

BITNILE HOLDINGS, INC.

By:
Name:	William B. Horne
Title:	Chief Executive Officer

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
[SIGNATURE PAGE FOR THE INVESTORS FOLLOWS]

29

INVESTOR SIGNATURE PAGES TO BITNILE HOLDINGS, INC. SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:
Facsimile Number of Authorized Signatory:

Address for Notice to Investor:

Subscription Amount:

EIN Number:___________________

With a copy (which shall not constitute notice) to:

30